Exhibit 14.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following documents of our Auditors’ Report dated March 14, 2003, except for paragraph (p) to note 45, as to which the date of our Auditors’ Report is August 27, 2003, with respect to the consolidated financial statements of ABN AMRO Holding N.V., The Netherlands included in this Form 20-F/A for the year ended December 31, 2002:

  Registration Statement (Form S-8 No. 333-81400) of ABN AMRO Holding N.V. pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan;

  Registration Statement (Form S-8 No. 333-84044) of ABN AMRO Holding N.V., pertaining to the ABN AMRO Key Employee Equity Program with Co-Investment Plan and ABN AMRO Incorporated US Retention Plan;

  Registration Statement (Form F-3 No. 333-89136) and related Prospectus of ABN AMRO Bank N.V., pertaining to the issuance of up to USD 2,044,250,000 aggregate principal amount of debt securities; and

  Registration Statement on Form F-3 (No. 333-104778) and related Prospectus of ABN AMRO Holding N.V., ABN AMRO Bank N.V., LaSalle Funding LLC, ABN AMRO Capital Funding Trusts V-IX, and ABN AMRO Capital Funding LLCs V-IX pertaining to the issuance of up to USD 6,478,380,000 aggregate amount of the securities listed in the Prospectus.

Amsterdam, The Netherlands
August 27, 2003

/s/ Ernst & Young
Ernst & Young Accountants